EXHIBIT 99.1


FOR IMMEDIATE RELEASE                          Contact:
---------------------
Thursday, July 31, 2003                        John F. Rebele
                                               Senior Vice President
                                               and Chief Financial Officer
                                               Building Materials Corporation
                                               of America
                                               (973) 628-4038


               BUILDING MATERIALS CORPORATION OF AMERICA ANNOUNCES
               ---------------------------------------------------
                        SECOND QUARTER OPERATING RESULTS
                        --------------------------------

           Building Materials Corporation of America ("BMCA" or "the Company") announced today second quarter of 2003 net income of $20.2 million compared to net income of $17.4 million in the second quarter of 2002. Net income for the second quarter of 2003 includes a $3.7 million after-tax gain ($5.7 million pre-tax) from the sale of property in Ontario, California. Excluding the gain on sale of assets in the second quarter of 2003, net income would have been $16.5 million compared to $17.4 million in the second quarter of 2002, with the decrease primarily the result of lower operating income.

           Operating income in the second quarter of 2003, excluding the $5.7 million gain on sale of assets, was $42.4 million compared to $43.4 million in the second quarter of 2002. Operating results were positively affected by record net sales of residential and commercial roofing products, offset by higher raw material costs, principally asphalt due to higher crude oil prices and limited asphalt availability, together with an increase in volume related selling, general and administrative expenses.

           Net sales for the second quarter of 2003 reached a record $410.3 million, an 11.1% increase over second quarter of 2002 net sales of $369.4 million, with the increase primarily due to higher unit volumes and higher average selling prices of both residential and commercial roofing products.


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
           Interest expense for the second quarter of 2003 decreased to $13.8 million from $14.0 million for the same period in 2002, primarily due to a lower average interest rate. Other expense net was $2.7 million for the second quarter of 2003 compared with $2.2 million for the same period in 2002.

                            FIRST SIX MONTHS RESULTS
                            ------------------------

           For the first six months of 2003, BMCA announced net income of $23.8 million compared with net income of $20.4 million for the first six months of 2002. Excluding the impact of the after-tax gain on sale of assets of $3.7 million, net income for the first six months of 2003 was $20.1 million compared with $20.4 million for the same period last year, with the decrease primarily the result of lower operating income, partially offset by lower interest expense and other expenses.

           Operating income for the first six months of 2003 was $63.0 million, excluding the $5.7 million pre-tax gain on sale of assets, compared with $64.0 million for the first six months of 2002. Lower operating results were primarily attributable to higher raw material costs, principally asphalt, and higher volume related selling, general and administrative expenses, offset in part by record net sales of residential and commercial roofing products.

           Net sales for the first six months of 2003 reached a record $749.3 million, an 8.8% increase over the first six months of 2002 net sales of $688.7 million, with the increase due to higher unit volumes and higher average selling prices of both residential and commercial roofing products.

           Interest expense for the first six months of 2003 decreased to $27.3 million from $27.7 million for the same period in 2002, primarily due to a lower average interest rate. Other expense net was $4.2 million for the first six months of 2003 compared with $4.4 million for the same period in 2002.


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
                                  OTHER MATTERS
                                  -------------

           During the first six months of 2003, the petroleum industry strike in Venezuela continued to adversely impact the asphalt supply and pricing for the U.S. roofing industry; however, during the second quarter of 2003, these pressures started to ease. Given the current improvement in asphalt supply conditions, the Company does not anticipate any future disruption in the supply of asphalt, although no assurances can be provided in that regard.

           On July 23, 2003, the Company filed a Form 8-K announcing a new $350 million Senior Secured Credit Facility and the refinancing of certain machinery and equipment located at the Chester, South Carolina manufacturing facility.


                                     * * * *


           Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc., and is a leading national manufacturer of residential and commercial roofing products and specialty building products.



           This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.






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
                    BUILDING MATERIALS CORPORATION OF AMERICA
                               SALES AND EARNINGS

                                   (UNAUDITED)

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                                                     SECOND QUARTER ENDED                               SIX MONTHS ENDED
                                               JUNE 29, 2003      JUNE 30, 2002                 JUNE 29, 2003      JUNE 30, 2002
                                               -------------      -------------                 -------------      -------------
                                                          (MILLIONS)                                       (MILLIONS)
Net Sales                                          $ 410.3            $ 369.4                        $749.3             $688.7
                                               -------------      -------------                 -------------      -------------

Costs and expenses, net: (1)
       Cost of products sold                         284.8              251.3                         530.7              481.2
       Selling, general and administrative            83.1               74.7                         155.6              143.5
       Gain on sale of assets                         (5.7)                 -                          (5.7)                 -
                                               -------------      -------------                 -------------      -------------

Total costs and expenses, net                        362.2              326.0                         680.6              624.7
                                               -------------      -------------                 -------------      -------------

Operating income                                      48.1               43.4                          68.7               64.0
Interest expense                                     (13.8)             (14.0)                        (27.3)             (27.7)
Other income (expense), net                           (2.7)              (2.2)                         (4.2)              (4.4)
                                               -------------      -------------                 -------------      -------------
Income before income taxes                            31.6               27.2                          37.2               31.9
Income tax provision                                 (11.4)              (9.8)                        (13.4)             (11.5)
                                               -------------      -------------                 -------------      -------------
Net income                                          $ 20.2            $  17.4                        $ 23.8             $ 20.4
                                               =============      =============                 =============      =============
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


(1) For the three month and six month periods ended June 29, 2003, and June 30, 2002, depreciation and amortization amounted to $10.3, $10.l, $20.3 and $19.9 million, respectively.